Exhibit 10.12

SIXTH AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

This SIXTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of December 21, 2016, is entered into by and among ARMSTRONG RECEIVABLES COMPANY LLC, a Delaware limited liability company, as Seller (the “Seller”), ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation, individually and as Servicer (in such capacity, the “Servicer”), THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank (“Scotiabank”,  or, as applicable, the “Administrative Agent”, the “Related Committed Purchaser” or the “LC Bank”) and LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as Conduit Purchaser (the “Conduit Purchaser”).

Unless otherwise provided, capitalized terms used herein without definition shall have the meanings assigned to them in, or by reference in, the Receivables Purchase Agreement identified below.

BACKGROUND RECITALS

1. The Seller, the Servicer, the Conduit Purchaser and Scotiabank are party to that certain Receivables Purchase Agreement dated as of December 10, 2010, as amended by the Omnibus Amendment Agreement dated as of August 1, 2011, the Second Omnibus Amendment to Receivables Purchase Agreement and Purchase and Sale Agreement dated as of December 21, 2011, the Third Omnibus Amendment Agreement dated as of March 28, 2013, the Fourth Amendment to the Receivables Purchase Agreement dated as of December 18, 2014, and the Fourth Omnibus Amendment Agreement dated as of March 30, 2016 (as so amended, the “Receivables Purchase Agreement”).

2. Pursuant to Section 6.1 of the Receivables Purchase Agreement, the parties hereto agree to amend the Receivables Purchase Agreement as described herein.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  Amendments to the Receivables Purchase Agreement.  As of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3 hereof:

(a) The definition of “Aged Receivables Ratio”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby deleted in its entirety. In addition, the reference to “Aged Receivables Ratio” in Section 6.1 of the Receivables Purchase Agreement is hereby deleted.

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(b) The definition of “Default Ratio”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below, which amendment and restatement shall have retroactive effect beginning with the twelfth month preceding the month of the effective date of this Amendment:

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were ~~Defaulted Receivables~~ 61 to 90 days past due as of the last day of such calendar month, by (b) ~~the Outstanding Balance of all~~ the aggregate dollar amount of Pool Receivables ~~as of the last day of such calendar month~~ created during the calendar month that is three months preceding such calendar month.

(c) The definition of “Dilution Spike”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Dilution Spike” means, for any date, the highest average Dilution Ratio for any three (3) consecutive calendar months during the twelve calendar months immediately preceding the calendar month in which such date occurs.~~.~~

(d) The definition of “Euro-Rate”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, at no time shall the Euro-Rate be less than 0% per annum.

(e) The definition of “Loss Ratio”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Loss Ratio” means, on any date, the highest ~~Three Month Aged Receivables~~ average Default Ratio for any three (3) consecutive calendar months during the twelve most recent calendar months.

(f) The definition of “Standard & Poor’s”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Standard & Poor’s” means ~~Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.~~ S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

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(g) The definition of “Termination Event” set forth in Paragraph (h) of Exhibit V to the Receivables Purchase Agreement is hereby amended and restated in order to incorporate the black-lined changes set forth below:

(h) at any time, (i) (A) the Default Ratio shall exceed ~~1.75~~ 2.00%, (B) the Delinquency Ratio shall exceed 1.75%, or (C) the Dilution Ratio shall exceed 7.50%; or (ii) (A) the Three Month Default Ratio shall exceed 2.00%, (B) the Three Month Delinquency Ratio shall exceed 2.00%, or (C) the Three Month Dilution Ratio shall exceed 7.00%; or (iii) the Days’ Sales Outstanding shall exceed 45 days;

(h) The definition of “Three Month Aged Receivables Ratio”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby deleted in its entirety. In addition, the reference to “Three Month Aged Receivables Ratio” in Section 6.1 of the Receivables Purchase Agreement is hereby deleted.

(i) Schedule V to the Receivables Purchase Agreement is hereby replaced in its entirety with the Schedule V to this Amendment.

(j) Annex A to the Receivables Purchase Agreement is hereby amended by replacing the percentage “1.75%”, where it appears therein opposite “1M Default”, with the percentage “2.00%”.

SECTION 2.   Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto that, as to itself:

(a) Representations and Warranties.  Each of the representations and warranties made by it under the Receivables Purchase Agreement and each of the other Transaction Documents to which it is party are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties (A) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and/or (B) are qualified by materiality, in which case they shall be true and correct in all respects).

(b) Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) No Default.  On the date hereof, both before and immediately after giving effect to this Amendment, no Termination Event or Incipient Termination Event has occurred and is continuing.

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(d) Further Assurances.  Such Person agrees to provide (or to cause to be provided) to the Administrative Agent a copy of all agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment, as the Administrative Agent may reasonably request.

SECTION 3.  Condition Precedent.  This Amendment shall become effective, as of the date first above written, upon receipt by the Administrative Agent of duly executed counterparts of this Amendment from each of the parties hereto.

SECTION 4.  Reference to and Effect on the Receivables Purchase Agreement.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby.

(b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Transaction Document.  This Amendment shall constitute a Transaction Document.

SECTION 7.  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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SECTION 8.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9.  Fees and Expenses.  Seller hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent with respect thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

ARMSTRONG RECEIVABLES COMPANY LLC

By:	/s/ Bryan Y. M. Tham
Name:	Bryan Y. M. Tham
Title:	Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ LingLing Stewart
Name:	LingLing Stewart
Title:	Director, Treasury

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THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank

By:	/s/ Paula Czach
Name:	Paula Czach
Title:	Managing Director

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

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SCHEDULE V

SPECIAL CONCENTRATION LIMITS

Obligor	Special Concentration Limit

AB California Acquisition Corporation	8.00% of the aggregate Outstanding Balance of Eligible Receivables

Lowe’s Corporation

If Lowe’s Corporation has:

(1) (x) a short-term rating of at least (a) “A-1” by Standard & Poor’s and (b) “P-1” by Moody’s, and (y) a long-term rating of at least (a) “A” by Standard & Poor’s and (b) “A1” by Moody’s, 25% of the aggregate Outstanding Balance of Eligible Receivables; or

(2) (x) a short-term rating of at least (a) “A-2” by Standard & Poor’s and (b) “P-2” by Moody’s, and (y) a long-term rating of at least (a) “BBB+” by Standard & Poor’s and (b) “Baa1” by Moody’s, and (z) does not meet the criteria set forth in clause (1) above, 20% of the aggregate Outstanding Balance of Eligible Receivables

722307014 10425223	Schedule V-1